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                                                                      EXHIBIT 11

                    SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
                     EXHIBIT TO CONSOLIDATED FINANCIAL STATEMENTS

                          COMPUTATION OF PER SHARE EARNINGS
                 (Unaudited, in thousands, except per-share amounts)

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                                                           Three months ended                        Six months ended
                                                   ---------------------------------       ---------------------------------

                                                   July 31, 1996       July 31, 1995       July 31, 1996       July 31, 1995
                                                   -------------       -------------       -------------       -------------
PRIMARY:

  Net Income                                       $      15,081       $      14,025       $      28,178       $      26,817
  Reduction of interest expense, net of
   income tax expense on assumed retirement
   of short-term and long-term debt                          311                 165                 623                 510

  Interest earned, net of income tax expense
   on assumed investment of U.S. government
   securities or commercial paper                              -                 145                   -                 145
                                                   -------------       -------------       -------------       -------------

  Adjusted net income                              $      15,392       $      14,335       $      28,801       $      27,472
                                                   -------------       -------------       -------------       -------------
                                                   -------------       -------------       -------------       -------------

  Weighted average shares outstanding                     49,058              48,064              48,953              47,679
  Dilutive stock options, based on the modified
   treasury stock method, using average fair value         3,288               3,337               3,339               3,564
                                                   -------------       -------------       -------------       -------------

  Total average shares outstanding                        52,346              51,401              52,292              51,243
                                                   -------------       -------------       -------------       -------------
                                                   -------------       -------------       -------------       -------------

  Per Share Amount                                 $         .29       $         .28       $         .55       $         .54
                                                   -------------       -------------       -------------       -------------
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FULLY DILUTED:

  Net Income                                       $      15,081       $      14,025       $      28,178       $      26,817
  Reduction of interest expense, net of
   income tax expense on assumed retirement
   of short-term and long-term debt                          245                 201                 490                 510

  Interest earned, net of income tax expense
   on assumed investment of U.S. government
   securities or commercial paper                              -                  58                   -                  58
                                                   -------------       -------------       -------------       -------------

  Adjusted net income                              $      15,326       $      14,284       $      28,668       $      27,385
                                                   -------------       -------------       -------------       -------------
                                                   -------------       -------------       -------------       -------------
  Weighted average shares outstanding                     49,058              48,064              48,953              47,679
  Dilutive stock options, based on the modified
   treasury stock method, using quarter-end
   or exercise date established price if higher than
   average fair value                                      3,288               3,337               3,339               3,564
                                                   -------------       -------------       -------------       -------------

  Total average shares outstanding                        52,346              51,401              52,292              51,243
                                                   -------------       -------------       -------------       -------------
                                                   -------------       -------------       -------------       -------------

  Per Share Amount                                 $         .29       $         .28       $         .55       $         .53
                                                   -------------       -------------       -------------       -------------
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